Exhibit 99.1

NEWS RELEASE

Coeur Completes Acquisition of SilverCrest

Chicago, Illinois – February 14, 2025 – Coeur Mining, Inc. (“Coeur”) (NYSE: CDE) is pleased to announce the completion of its acquisition of SilverCrest Metals Inc. (“SilverCrest”) by Coeur (the “Transaction”) pursuant to the definitive agreement (the “Agreement”) previously announced in the joint news release of Coeur and SilverCrest dated October 4, 2024.

Under the terms of the Agreement, Coeur acquired all of the issued and outstanding common shares of SilverCrest, with SilverCrest shareholders receiving 1.6022 Coeur common shares for each SilverCrest common share. Coeur issued 239,331,799 shares in the Transaction.

Coeur plans to share additional information about the expected benefits of the Transaction, including 2025 production and cost guidance, when it releases its fourth quarter and full-year 2024 operational and financial results, which is planned for Wednesday, February 19, 2025 after the New York Stock Exchange closes for trading.

BMO Capital Markets acted as financial advisor to Coeur. Goldman Sachs & Co. LLC also acted as a financial advisor to Coeur. Goodmans LLP and Gibson, Dunn & Crutcher LLP acted as Coeur’s legal advisors.

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with five wholly-owned operations: the Las Chispas silver-gold mine in Sonora, Mexico, the Palmarejo gold-silver complex in Chihuahua, Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, Coeur wholly-owns the Silvertip polymetallic critical minerals exploration project in British Columbia.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the acquisition and integration of SilverCrest. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s production, exploration and development activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns) and mining law changes, ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving Coeur and its subsidiaries or third parties), the risk of adverse outcomes in litigation, the uncertainties inherent in the estimation of mineral reserves and resources, impacts from Coeur’s future acquisition of new mining properties or businesses, risks associated with the continued integration of the recent acquisition of SilverCrest, the loss of access or insolvency of any third-party refiner or smelter to whom Coeur markets its production, materials and equipment availability, inflationary pressures, continued access to financing sources, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. This does not constitute an offer of any securities for sale.

NEWS RELEASE

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Attention: Jeff Wilhoit, Senior Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Source: Coeur Mining